Exhibit 32.4

CERTIFICATION PURSUANT TO
RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Commonwealth Energy Corporation (the “Company”) on Form 10-Q/A (Amendment No. 1) for the quarterly period ending April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard L. Boughrum, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2004	By:	/s/ RICHARD L. BOUGHRUM

RICHARD L. BOUGHRUM
Senior Vice President and Chief Financial Officer,
(Principal Financial Officer)